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                                                                     EXHIBIT 5.1

                              SETTLEMENT AGREEMENT
                              --------------------

          This Agreement is made this 9th day of April 2002 by and between John
M. Tharpe, Robert M. Herrin and R&L Engineering, Inc, a Georgia corporation (collectively, "Plaintiffs"), and DSG International Limited, a British Virgin Islands corporation, and Associated Hygienic Products LLC, a Delaware limited liability company (collectively, "Defendants").

          WHEREAS, Plaintiffs brought in the U.S. District Court for the Middle District of Georgia, Albany Division ("the Court") a civil action against Defendants and others entitled Tharpe v. DSG International Ltd., CA No. 1:95-cv-19-2 (WLS) (M.D. Ga.)("the Litigation"), asserting misappropriation of trade secrets, breach of confidential relationship and infringement of U.S. Patent No. 5,308,345 ("the `345 Patent");

          WHEREAS, during the pendency of the Litigation, Messrs. Tharpe and Herrin executed a Deed of Assignment ("Deed of Assignment"), assigning the `345 patent to GDM S.p.A. of Cremona, Italy ("GDM");

          WHEREAS, Messrs. Tharpe and Herrin reserved for themselves "all rights of recovery or settlement for infringement of whatever kind or nature occurring both before and after the date of [the] Deed of Assignment against the companies AHP, DSG . . . currently under litigation in Georgia";

          WHEREAS, Plaintiffs have accepted a settlement amount which is substantially less than the reasonable royalties and enhanced damages awarded by the jury and the Court, which settlement amount Plaintiffs believe is representative of the diminution in value of Plaintiffs' `345 Patent occasioned by Defendants' alleged infringement;

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          WHEREAS, Plaintiffs maintain that the language of the Deed of
Assignment, particularly when taken in light of the Court's ruling dated March 29, 2002, provides Plaintiffs with the right to grant to Defendants a non-exclusive license or an immunity from suit under the `345 Patent throughout the life of that patent for machines purchased by Defendants both before and after the Deed of Assignment;

          WHEREAS, Defendants desire, as a necessary component of this agreement to settle the Litigation, immunity from suit under the `345 patent for making, having made, leasing, using, importing, offering to sell, or selling, any product of Defendants during the remaining life of the `345 patent and any corresponding foreign counterpart patents and for making, having made, leasing, using, importing, offering to sell, or selling, any machinery for the manufacture of any such product of Defendants for the remaining life of the `345 patent and any corresponding foreign counterpart patents; and

          WHEREAS, Plaintiffs and Defendants desire to amicably settle the Litigation; NOW, THEREFORE, in consideration of the mutual covenants and promises made herein, for other good and valuable consideration, and intending to be legally bound hereby, the parties agree as follows:

     1. Defendants will pay four million two hundred thousand U.S. dollars ($4,200,000) to Plaintiffs on or before April 18, 2002. This agreement shall not be effective until such time as the aforesaid funds have finally cleared.

     2. All payments under paragraph 1 will be paid to Plaintiffs by wire transfer to the following account:

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         Account Name:        Allen, Dyer, Doppelt, Milbrath & Gilchrist, PA

         Account Number:      190131926

         ABA Routing Number:  067012882

         Bank Name:           Admiralty Bank

         Bank Address:        25 Orange Avenue, Orlando, FL   32801


     3. Within five (5) business days after receipt of and clearance of the payment pursuant to paragraph 1, Plaintiffs will cause their counsel to sign, obtain signature of Defendants' counsel, and file in the Court a stipulated dismissal with prejudice as provided in Annex A hereto.

     4. Plaintiffs, individually and collectively, hereby release and forever discharge Defendants, individually and collectively, their predecessors, successors, assigns, subsidiaries, divisions, affiliates, past and present directors, officers, representatives, employees, agents, attorneys, suppliers, distributors, users, and customers, from any and all causes of action, demands, claims, damages, and liabilities of any nature whatsoever, whether at law or in equity, that were asserted by Plaintiffs in the Litigation, including breach of confidentiality, misappropriation of trade secrets, and direct or indirect infringement the `345 Patent, and that could have been asserted in the Litigation, arising prior to the date of this Agreement.

     5. Defendants hereby release and forever discharge Plaintiffs, individually and collectively, their predecessors, successors, assigns, subsidiaries, divisions, affiliates, past and present directors, officers, representatives, employees, agents, attorneys, suppliers, distributors, users, and customers, from any and all causes of action, demands, claims, damages, and liabilities of any nature whatsoever, whether at law or in equity, that were asserted by

 CONFIDENTIAL                         -3-

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Defendants in the Litigation and that could have been asserted in the
Litigation, arising prior to the date of this Agreement.

     6. Plaintiffs, individually and collectively, grant Defendants, individually and collectively, their predecessors, successors, assigns, subsidiaries, divisions, affiliates, past and present directors, officers, representatives, employees, agents, attorneys, suppliers, distributors, users, and customers immunity from suit under the `345 patent for making, having made, leasing, using, importing, offering to sell, or selling, any product of Defendants during the remaining life of the `345 patent and any corresponding foreign counterpart patents and for making, having made, leasing, using, importing, offering to sell, or selling, any machinery for the manufacture of any such product of Defendants for the remaining life of the `345 patent and any corresponding foreign counterpart patents. Provided, however, that the immunity from suit set forth in this Paragraph 6 specifically excludes any of Plaintiffs' patents or inventions not directed to machines or methods for stretching or applying waistbands to disposable articles or disposable articles made by such machines or methods. Specifically, the training pant invention claimed in U.S. Patent Nos. 5,545,275; 5,788,797; and any claims not directed to machines or methods for stretching or applying waistbands to disposable articles or disposable articles made by such machines or methods in any patent issuing from Application S.N. 884,804 filed 5/19/92 are not included within this immunity from suit. Plaintiffs acknowledge that there are no other patents or patent applications, related to the `345 patent or otherwise, claiming machines or methods for stretching or applying waistbands to disposable articles or disposable articles made by such machines or methods. Should any such patents be granted, the immunity from suit in this Paragraph 6 shall include such patents.

CONFIDENTIAL                          -4-

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     7.  Plaintiffs, individually and collectively, agree, at their own expense, to defend, indemnify, and hold harmless Defendants, individually and collectively, their predecessors, successors, assigns, subsidiaries, divisions, affiliates, past and present directors, officers, representatives, employees, agents, attorneys, suppliers, distributors, users, and customers for all damages and costs (including all attorney fees and disbursements) resulting from any claim by any assignees or anyone claiming rights in the `345 patent (including
GDM) for infringement of the `345 patent and any corresponding foreign counterpart patents. Provided, however, that the duty to indemnify and hold harmless set out in this Paragraph is limited to damages and costs resulting from any claim by any assignees or anyone claiming rights in the `345 Patent (including GDM) for infringement of the `345 Patent and any corresponding foreign counterpart with respect to those waistband applicators purchased or acquired by the Defendants before the termination of the litigation.

     8. Plaintiffs and Defendants agree that, in the event that an order for relief under 11 U.S.C. ss. 101, et seq. (the "Bankruptcy Code") is entered with respect to Defendants, Defendants shall have the right to assume and assign this Settlement Agreement and the immunity from suit granted hereunder pursuant to Bankruptcy Code Section 365(a), notwithstanding any restrictions imposed upon such assumption by Bankruptcy Code Section 365(c) or applicable nonbankruptcy law, including, but not limited to, the provisions of Title 35 of the United States Code.

     9. The terms of this Agreement are confidential and no party will disclose, publicize or otherwise communicate any of its terms without the prior written permission of all other parties except as required by law, provided, however, that all parties may disclose the existence of this Agreement.

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     10. All notices provided for in this Agreement will be in writing and deemed duly given on the date on which it is hand delivered or sent by facsimile and by one of the following International Overnight Carriers: Federal Express or DHL, or if mailed, ten (10) days after it is sent by registered or certified mail, return receipt requested, and postage prepaid, addressed as follows:

                  if to Plaintiffs:        R&L Engineering, Inc.
                                           -------------------------------------
                                           P.O. Box 3970
                                           -------------------------------------
                                           Albany, GA   31706
                                           -------------------------------------

                           copies to:      Herbert L. Allen
                                           -------------------------------------
                                           P.O. Box 3791
                                           -------------------------------------
                                           Orlando, FL   32802
                                           -------------------------------------
                                           Fax:  407-842-2343
                                           -------------------------------------

                  if to Defendants:        Peter Chang
                                           -------------------------------------
                                           Associated Hygienic Products, LLC
                                           -------------------------------------
                                           2805 Peachtree Industrial Blvd. #211
                                           -------------------------------------
                                           Duluth, GA 30097
                                           -------------------------------------

                  copies to:               Donald R. Dunner
                                           -------------------------------------

                                           Finnegan, Henderson, Farabow, Garrett
                                           Dunner, LLP
                                           -------------------------------------

                                           1300 I Street, N.W., Suite 700
                                           -------------------------------------
                                           Washington, D.C.  20005-3315
                                           -------------------------------------

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     11. Plaintiffs have accepted a settlement amount which is substantially less than the reasonable royalties and enhanced damages awarded by the jury and the Court, which settlement amount Plaintiffs believe is representative of the diminution in value of Plaintiffs' `345 Patent occasioned by Defendants' alleged infringement.

     12. This Agreement, and the rights and obligations of the parties hereto, shall be governed by the laws of the State of Georgia without regard to its conflict of law rules.

     13. No change or modification of this Agreement will be valid or binding on the parties hereto, nor will any waiver of any term or condition be deemed a waiver of any such term or condition in the future, unless such change or modification or waiver is in writing signed by all parties.

     14. This Agreement constitutes the entire understanding and agreement among the parties regarding the specific subject matter hereof and supersedes any prior agreements or understandings, whether written or oral, among the parties on the same subject.

     15. All terms of this Agreement will bind and inure to the benefit of the parties and their legal representatives, successors and permitted assigns.

     16. This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which together will be deemed one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate by their duly authorized representatives.

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--------------------------------------------------------------------------------
                                                R&L Engineering, Inc

Date:  __________________                       By _________________________
                                                   John M. Tharpe, President
--------------------------------------------------------------------------------



Date ____________________                          _________________________
                                                   John M. Tharpe
--------------------------------------------------------------------------------



Date ____________________                        ___________________________
                                                   Robert M. Herrin
--------------------------------------------------------------------------------

                                                DSG International Limited

Date ____________________                       By _________________________
                                                   Edmund Schwartz
--------------------------------------------------------------------------------

                                                Associated Hygienic Products LLC


Date ____________________                       By _________________________
                                                   Peter Chang
--------------------------------------------------------------------------------

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